EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



               We consent to the incorporation by reference in this Registration Statement of Interlink Computer Sciences, Inc., on Form S-8 of our report dated July 24, 1998 with regard to the consolidated financial statements and financial statement schedule of Interlink Computer Sciences, Inc. and its subsidiaries as of June 30, 1997 and 1998, and for the years ended June 30, 1996, 1997 and 1998, appearing in the Annual Report on Form 10-K (File No. 000-21077) for the year ended June 30, 1998 of Interlink Computer Sciences, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1934.



                                             PricewaterhouseCoopers LLP


San Jose, California
March 3, 1999